Exhibit 10.6

ADDENDUM TO MEDICARE CONTRACT WITH APPROVED ENTITY

PURSUANT TO SECTIONS 1851 THROUGH 1859 OF THE SOCIAL SECURITY

ACT FOR THE OPERATION OF A MEDICARE ADVANTAGE REGIONAL

COORDINATED CARE PLAN(S)

I. Risk Sharing Reconciliation Submission

A. A Medicare Advantage (MA) Organization offering an MA regional plan shall disclose to CMS such information as CMS determines necessary to carry out the risk sharing reconciliation under subsection 1858(c) of the Act - including notification to CMS of actual allowed medical costs and actual allowed medical revenues and supporting data for the contract year under the plan by such date and in such format as CMS specifies - in order to determine whether there are payment adjustments for the effective contract year in accordance with Section 1858(c)(2) of the Act.

B. Information disclosed or obtained pursuant to this requirement may be used by officers, employees, and contractors of CMS only for the purposes of, and to the extent necessary in, carrying out this subsection.

C. The risk sharing reconciliation submission under subsection 1858(c) must be audited by an independent Certified Public Accountant at the expense of the MA organization, and the results of the audit plus additional information to be specified at a later date must be submitted to CMS for our approval. Further, CMS reserves the right conduct an independent audit of the information, at its own expense.

II. Organizational and Financial Requirements

A. In accordance with subsection 1858(d) of the Act, an MA organization that is offering a regional plan in a multi-state region and is not licensed in each State in which it offers such a regional plan, may obtain a temporary waiver of state licensure from CMS for a period of time that CMS determines appropriate for the timely processing of the application by the State or States.

1. To obtain the waiver, the MA organization that is offering a multi-state regional plan must:

(a) demonstrate to CMS that it has filed the necessary state licensing application in each state in the multi-state region where a license is not held.

(b) notify CMS when each of the state licenses for which an application has been filed is approved or denied.

2. In the case of a denied state license application, CMS may extend the licensing waiver through the end of the plan year or as CMS determines appropriate to provide for a transition.

B. An MA organization that is offering a multi-state regional plan, and which is licensed in more than one state of that region, and which has been granted a waiver of licensure pending approval of one or more state license applications, must select one of the states in the region in which it is licensed in the region, and the rules for that state will apply for

Regional CCP Addendum

the period of the waiver to the other state or states in the region in which it is not licensed.

III. Coverage of Entire MA Region

In accordance with paragraph 1858(a)(1) of the Act, an MA organization that is offering a regional plan must cover the entire MA regional service area (as defined in §422.)]. The MA organization offering a regional plan must not segment any of it regions as described in §422.262(c)(2).

IV. Special Cost-Sharing Rules for MA Regional Plans

In accordance with paragraph 1858 (b)(2) of the Act, MA regional plans must provide for a single deductible related to original Medicare Part A and Part B services, if any deductible is imposed, as well as for an in-network and total catastrophic limit on beneficiary out-of-pocket expenditures for benefits under the original Medicare program. The MA regional plan must track the deductible (if any) and catastrophic limits and notify members and health care providers when the deductible (if any) or a limit has been reached as described in §422.101(d)(4).

V. Election of Uniform Coverage Determination

A. In accordance with subsection 1858 (g) of the Act, an MA organization offering an MA regional plan may elect to have a local coverage determination for part of such region be the local coverage determination applied for the entire MA region, as selected by the organization as described in §422.101(b).

B. An MA regional plan that applies a uniform local coverage determination for the entire MA region must make information on the selected local coverage policy readily available, including through the Internet, to enrollees and health care providers as described at §422.101(b)(5) and §422.111.

VI. Assuring Network Adequacy and Disclosure to Enrollees

A. In accordance with subsection 1858(h) of the Act and §422.112(a)(1)(ii), an MA Organization offering an MA regional plan may meet provider access to care requirements through methods other than written agreements that establish that access requirements have been met. The MA regional plan may rely on this exception in seeking to designate a non-contracting hospital as an “essential hospital” following requirements described in §422.112(c).

B. In accordance with subsection 1858(h), an MA regional plan must disclose to its enrollees the process enrollees should follow to secure in-network cost sharing when covered services are not readily available from contracted network providers, as described in §422.111(b)(3)(ii).